Exhibit (h)(59)

                                                                        PROPOSED

                  ADMINISTRATIVE SERVICES AGREEMENT SUPPLEMENT
                               The RBB Fund, Inc.

                       Boston Partners All-Cap Value Fund


          This supplemental agreement is entered into this ____ day of __________ 2002, by and between THE RBB FUND, INC. (the "Company") and PFPC DISTRIBUTORS, INC. ("PFPC Distributors").

     The Company is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Company and PFPC Distributors have entered into a Administrative Services Agreement, dated as of May 29, 1998 (as from time to time amended and supplemented, the "Administrative Services Agreement"), pursuant to which PFPC Distributors has undertaken to provide certain administrative services to certain of the Company's portfolios and classes, as more fully set forth therein.

     The Company agrees with PFPC Distributors as follows:

     1. ADOPTION OF ADMINISTRATIVE SERVICES AGREEMENT. The Administrative Services Agreement is hereby adopted for the Investor Class and Institutional Class of Common Stock of the Boston Partners All-Cap Value Fund of the Company.

     2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by PFPC Distributors as provided in the Administrative Services Agreement and herein, the Company shall pay PFPC Distributors a monthly fee, as well as reimburse out-of-pocket expenses, on the first business day of each month, as provided in the Administrative Services Agreement.

     3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

THE RBB FUND, INC.                                   PFPC DISTRIBUTORS, INC.


By: ______________________                  By: ______________________
       Edward J. Roach                             Lisa Marie Colon
       President                                   Vice President